EXHIBIT 5




                        [COZEN AND O'CONNOR LETTTERHEAD]




DIRECT DIAL (215) 665-2000
                                 April 23, 1997




Adage, Inc.
400 Willowbrook Lane
West Chester, PA 19382

                  Re:      Securities and Exchange Commission -
                           Registration Statement on Form S-8 relating to
                           the Adage, Inc. 1996 Stock Option Plan For
                           Non-Employee Directors
                           ----------------------------------------------------

Gentlemen:

          As counsel to Adage, Inc., a Pennsylvania corporation (the "Company") we have assisted in the preparation of the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, covering 200,000 shares of the Company's Common Stock, $.60 par value per share (the "Shares"), that may be issued under the Adage, Inc. 1996 Stock Option Plan For Non-Employee Directors (the "Plan").

          In this connection, we have examined the Company's Articles of Incorporation, its by-laws, and such other documents and corporate records as we have deemed appropriate for purposes of rendering this opinion. In all examinations of documents, instruments and other papers, we have assumed the genuineness of all signatures on original and certified documents and a conformity to original and certified documents of all copies submitted to us as conformed, photostat or other copies. As to matters of fact which have not been independently established, we have relied upon representations of officers of the Company.

          Based upon the foregoing examination and the information thus supplied, it is our opinion that the Shares to be offered under the Plan are duly authorized and, when issued and sold to the participants pursuant to the terms of the Plan,


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Adage, Inc.
April 23, 1997
Page  2
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will be legally issued, fully paid and non-assessable.

          We hereby expressly consent to the inclusion of this opinion as an Exhibit to the Registration Statement.

                                           Very truly yours,



                                           COZEN AND O'CONNOR


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